UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 11, 2023

Date of Report (Date of earliest event reported)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

105 Leader Heights Road, York, Pennsylvania	17403
(Address of principal executive offices)	(Zip Code)

(717) 747-1519

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 11, 2023, Cynthia A. Dotzel, provided the Board of Directors of Codorus Valley Bancorp, Inc. (the “Corporation”) with notice of her resignation from the Board of Directors, effective immediately. Ms. Dotzel indicated that her decision to resign is not the result of any disagreement whatsoever with the Corporation. Ms. Dotzel has served on the Board of Directors of the Corporation and its subsidiary, PeoplesBank, since November 2011, during which time she has served in various capacities, including, as Board Chair, as a member of the Executive Committee, and as a member of the Corporate Governance and Nominating and Compensation Committees. Ms. Dotzel recently stepped down as Chair of the Board in May 2023, at which time J. Rodney Messick was elected to serve as Board Chair and Brian D. Brunner as Vice Chair. At a meeting of the Board of Directors of the Corporation on July 11, 2023, the Board accepted Ms. Dotzel’s resignation and unanimously approved a resolution to appoint her as an Emeritus Director.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Codorus Valley Bancorp, Inc. Press Release dated July 12, 2023

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CODORUS VALLEY BANCORP, INC.

Date:	July 12, 2023	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President, General Counsel and Corporate Secretary

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